SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2015

McGRAW HILL FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-1023		13-1026995
(Commission File Number)		(IRS Employer Identification No.)

1221 Avenue of the Americas New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

(212) 512-2000
Registrant’s telephone number, including area code:

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 20, 2015, McGraw Hill Financial, Inc. (the “Company”), announced the pricing of its offering of $700 million in aggregate principal amount of 4.00% senior notes due 2025 (the “Notes”) in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on May 26, 2015, subject to customary closing conditions.

The Notes will bear interest at a rate of 4.00% per annum and will pay interest semi-annually in cash in arrears on June 15 and December 15 of each year, beginning on December 15, 2015. The Notes will mature on June 15, 2025. The Notes will be guaranteed by the Company’s subsidiary Standard & Poor’s Financial Services LLC.

The Company intends to use the net proceeds from the offering for general corporate purposes.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. Pursuant to Rule 135c under the Securities Act, the Company is filing herewith the press release dated May 20, 2015.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated May 20, 2015 announcing the pricing of the offering of the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 20, 2015	By:	/s/ Scott L. Bennett
			Name:	Scott L. Bennett
			Title:	Senior Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated May 20, 2015 announcing the pricing of the offering of the Notes